SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549
                              --------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the

                       Securities and Exchange Act of 1934

                              --------------------

       Date of Report (Date of earliest event reported): December 4, 2000


                               RENCO METALS, INC.

             (Exact name of registrant as specified in its charter)

          DELAWARE                         333-4513         13-3724916
  ------------------------         -----------------------  ----------
  (State or other jurisdiction     (Commission File         (IRS Employer
       of incorporation)              Number)             Identification Number)

  238 NORTH 2200 WEST, SALT LAKE CITY, UT                      84116
  ---------------------------------------                  -----------
  (Address of principal executive offices)                  (Zip Code)


               Registrant's telephone number, including area code:


                                       N/A
--------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)



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ITEM 2.  DISPOSITION OF ASSETS.

On December 4, 2000, Renco Metals, Inc. ("Renco Metals") sold all the outstanding shares of capital stock of Sabel Industries, Inc., an Alabama corporation ("Sabel"), to K. Sabel Holdings, Inc., an Alabama corporation controlled by Keith Sabel, the President and Chief Executive of Sabel. Renco Metals received approximately $8 million in cash proceeds from the sale, net of the then outstanding balance owed by Sabel under Sabel's revolving credit facility, which was paid at the closing. The purchase price and terms of the agreement effecting the sale were reached through arms length negotiations.

In connection with Renco Metals' sale of Sabel, Sabel's guarantee of Renco Metals' payment obligations under the indenture governing Renco Metals' 11.5 % Senior Notes due 2003 (the "Senior Notes") and dated as of July 1, 1996, was released.

ITEM 5.  OTHER EVENTS

Renco Metals anticipates that insufficient liquidity will cause management to elect to forego making the semi-annual $8.6 million Senior Notes interest payment due January 1, 2001. Management believes that a more prudent use of liquidity, including the proceeds from the sale of Sabel, is to fund the installation of new magnesium cell technology at Magnesium Corporation of America, a wholly owned subsidiary of Renco Metals ("MagCorp").

The United States International Trade Commission (the "Commission") recently determined that there is a reasonable indication that the magnesium industry in the United States is materially injured by reason of imports of pure magnesium from Israel, Russia and pure granular magnesium from China that are alleged to be sold in the United States at less than fair value and by reason of imports of pure magnesium from Israel that are alleged to be subsidized by the government of Israel. A governmental investigation into the foregoing is continuing and has not yet resulted in final determinations.

The preliminary determinations by the Commission were in response to a petition filed by Magcorp, the United Steel Workers of America, Local 8319, Salt Lake City, Utah, and the United Steelworkers of America, AFL-CIO-CLC (USWA International).

In October 2000, the United States Environmental Protection Agency (the "EPA") asserted claims against MagCorp, alleging violations of environmental laws in connection with MagCorp's waste management practices. After negotiations between MagCorp and the EPA failed to resolve the current claims, the EPA informed MagCorp that the EPA will initiate litigation. MagCorp believes that MagCorp's waste management practices are in material compliance with applicable laws and will vigorously defend itself against such claims. Such claims, if successfully pursued, could have a material adverse effect on MagCorp's financial condition or overall trends in results of operations.


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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                          RENCO METALS, INC.

                                          By:    /s/ Roger L. Fay
                                             ---------------------------
                                          Name:  Roger L. Fay
                                          Title: Vice President, Finance


Date: December 19, 2000